EXHIBIT 32.3
October 30, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
     The certification set forth below is being submitted in connection with Greenhill & Co., Inc’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     I, Richard J. Lieb, Chief Financial Officer and Managing Director of Greenhill & Co., Inc. (the ''Company’’), certify that, to the best of my knowledge:
(1)	The report of the Company on Form 10-Q for the quarterly period ending September 30, 2009 (the ''Report’’) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

/s/ RICHARD J. LIEB
Richard J. Lieb
Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Greenhill & Co., Inc. and will be retained by Greenhill & Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.